UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number 000-50098

Date of Report (Date of earliest event reported):  March 10, 2023

PUBLIC COMPANY MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0493734
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9340 Wilshire Boulevard, Suite 203
Beverly Hills, CA	90212
(Address of principal executive offices)	( Zip Code)

Not applicable
(Former name or former address, if changed since last report.)

310.862.1957
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCMC	OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective September 28, 2021, the Securities and Exchange Commission had released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information, amending Rule 15c2-11 under the Securities Exchange Act of 1934 ("Rule 15c2-11,” the "Amended Rule 15c2-11"), said revised rules indicated when and how a company’s stock can be publicly quoted. Federal securities laws, such as Rules 10b-5 and 15c2-11 of the Securities Exchange Act of 1934 as well as Rule 144 of the Securities Act of 1933, and state Blue Sky laws, require issuers to provide adequate current information to the public markets.

To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11's modified, among other modifications, the "piggyback exemption" that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (i.e., a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Further, under Amended Rule 15c2-11, shell companies, like the Company, may not be able to have broker-dealers rely on the piggyback exemption.

It is our present intent to continue to make adequate current information about the Company available pursuant to the Securities Exchange Act of 1934 and Amended Rule 15c2-11 and at such time as the Company is not a shell issuer, to have our securities eligible for public quotations on an ongoing basis under the then applicable rules.

Under Amended Rule 15c2-11, on March 28, 2023, broker-dealers may no longer be able to publish proprietary quotes in our Company (or in any shell issuer).  The Company’s Common Stock may, however, continue to be the subject of unsolicited customer quotations by broker-dealers.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

See Form 8-K filed on March 6, 2023 for information on the departure of a director and principal officer of the Company.

On March 11, 2023, the Company has selected Quynh Hoa T. Tran (aka Quinn Tran) as a director, by written consent of the majority shareholder, and not by the vote of security holders at an annual meeting or special meeting convened for such purpose.

Repository Services LLC sought out Ms. Tran as a director of the Company for her specific business acumen as described below and a consideration of her diverse work experience, her social-economic characteristics and her demographic location in the Silicon Valley area of California. Although Ms. Tran is from the Country of Vietnam and now resides in the United States, Repository Services LLC did not specifically consider any self-identified diversity characteristics when selecting her as a director.

Ms. Tran holds office until the next annual meeting of stockholders and until her successor or successors have been duly elected and qualified. There are no agreements with respect to her selection to serve on our Board of Directors. We do not compensate our directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors.

Ms. Tran will serve as our President and Chief Executive Officer.

We do not have any standing committees at this time. Ms. Tran is currently the Company’s sole officer and director. Although no compensation will be paid to her for services rendered prior to or in connection with her services to the Company, she may receive reimbursement for out-of-pocket expenses incurred by her in connection with activities on the Company’s behalf.

Ms. Tran received her BS and MBA from San Francisco State University. Ms. Tran has extensive leadership experience with Fortune 500 and technology startups, spanning global business development, marketing, sales, strategic alliances and operations. She is a serial entrepreneur, a transformative leader, and has led $1+Billion business entities as well as scaled startups from inception to over $150M in revenue, resulting in successful IPO and M&A exits.

Ms. Tran returned to the private sector to focus building startups after serving her tour of duty as Chief Executive Officer of the American Red Cross-Silicon Valley. [The Red Cross organization has over 1500 volunteers and paid staff dedicated to life saving mission and driving innovation with technology partners such as Apple, Cisco, Facebook, Google, PayPal.] Prior to the Red Cross, Ms. Tran was Managing Partner of GlobAll Connect LLC, a technology development company she co-founded that focused on Software Services and Renewable Energy. Before GlobAll Connect, Ms. Tran served as Chief Marketing & Business Development Officer for Kodak NexPress, a Kodak $500 Million digital imaging company.

Ms. Tran was co-founder and the Vice President and General Manager for ColorgrafX Systems where she grew the business from startup to $150 million, and subsequently acquired by Xerox. Ms. Tran also led Sun Microsystem’s expansion into the Commercial Markets by developing business strategies and marketing efforts into the Financial Services and Commercial sectors, thus generating $3 Billion of new growth for Sun.

Ms. Tran is a senior fellow and former Board Member of the American Leadership Forum-Silicon Valley. American Leadership Forum is an organization dedicated to bringing together leaders from diverse sectors of the community to explore leadership philosophies and strengthen their commitment to work together on issues impacting Silicon Valley and the region. Ms. Tran also served on the Board of Directors of MapInfo Inc (a Nasdaq listed software company) and numerous Silicon Valley organizations to include The Children’s Discovery Museum of San Jose and the American Cancer Society. Ms. Tran has coached students enrolled in Global Entrepreneurship Studies at Stanford University and serves on advisory boards of several technology companies focusing on EV/smart mobility, Fintech, Artificial Intelligence, Health and Blockchain technologies.

Section 8 - Other Events Item

8.01 Other Events.

Repository Services LLC, the controlling shareholder of the Company, contemplates requesting the Board of Directors to increase the authorized shares of Common Stock of the Company. As of February 28, 2023, the Company had 50,000,000 shares of authorized Common Stock and 39,469,491 shares of Common Stock issued and outstanding, together with 50,000,000 shares of authorized Preferred Stock and no shares of Preferred Stock outstanding.

Following the increase in authorized shares proposed by the controlling shareholder of the Company, the Company will have authorized 500,000,000 shares of Common Stock with 34,476,816 shares of Common Stock issued and outstanding together with 5,000,000 shares of Preferred Stock authorized and no shares of Preferred Stock issued and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If the Company issues additional shares of Common Stock (or Preferred Stock that is convertible into Common Stock), the percentage ownership interest of holders of the Company's shares of Common Stock will be diluted.

There are certain advantages and disadvantages of increasing the Company's authorized Common Stock. The advantages include (i) the ability to issue shares of the Company’s Common Stock in exchange for the Company’s debt, (ii) the ability to raise capital by issuing capital stock under future financing transactions, if any, and (iii) to have shares of common stock available to pursue business expansion opportunities, if any. The disadvantages include (i) dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline,(ii) the issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Company Management Corporation

Date: March 10, 2023	/s/ Quinn Tran
Quinn Tran, President and Chief Executive Officer